UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2021

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2021, Golden Matrix Group, Inc. (the “Company”, “we” and “us”) entered into a Software Licensing Agreement (the “Licensing Agreement”) with Fantasma Games AB (Nasdaq First North Growth Market: FAGA; Stockholm: FAGA:SS) (“Fantasma”), a company incorporated in Sweden, pursuant to which the Company acquired a license to host Fantasma’s portfolio of casino betting games.

Under the terms of the Licensing Agreement, Fantasma granted us a limited, worldwide, non-exclusive, non-transferable, and non-sublicensable license (unless otherwise stated in the agreement) to integrate the Fantasma’s portfolio of casino betting games on the online gaming platforms that the Company designs and develops for itself and/or on behalf of operators and allow the users to access and play the games. The agreement contains various representations and warranties of the parties, confidentiality obligations, limitations and exclusion of liability of Fantasma.

Pursuant to the Licensing Agreement, Fantasma will provide a portfolio of casino betting games and will also provide various services to the Company.

The Licensing Agreement requires the Company to pay Fantasma the Monthly License Fee to be calculated as a certain percentage of the monthly Net Gaming Revenue (NGR) generated by the betting games. In Asian countries, different percentages will apply based on different range of monthly NGR generated by the betting games. In non-Asian countries, the Monthly License Fee will be on an ad hoc basis.

The Licnesing Agreement shall continue until or unless terminated in accordance with any of the provision of this agreement. Either party may terminate this agreement by giving the other party three months’ notice in writing of its intention to terminate this agreement. Either party may terminate this agreement immediately if: (a) the other party commits a breach of this agreement, and the breach is not remediable; or (b) the other party commits a breach of this agreement, and the breach is remediable, but the other party fails to remedy the breach within the period of ten Business Days following the giving of a written notice to the other party requiring the breach to be remedied; or (c) the other party persistently breaches this agreement; or (d) the other party is dissolved or cease to conduct all or substantially all of its business or insolvent or is declared insolvent or convenes a meeting or makes or proposed to make any arrangement or composition with its creditors or other similar or related actions.

The description of the Licensing Agreement above is not complete and is qualified in its entirety to the full text of the Licensing Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this Item 1.01 by reference in its entity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*#	Software Licensing Agreement dated June 4, 2021 (and effective June 28, 2021), by and between Golden Matrix Group, Inc. and Fantasma Games AB

* Filed herewith.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: June 29, 2021	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description

10.1*#	Software Licensing Agreement dated June 4, 2021 (and effective June 28, 2021), by and between Golden Matrix Group, Inc. and Fantasma Games AB

* Filed herewith.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

4